UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 10, 2010

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)
On December 10, 2010, NextEra Energy Capital Holdings, Inc., formerly known as FPL Group Capital Inc (Capital Holdings), a wholly-owned subsidiary of NextEra Energy, Inc. (NextEra Energy), entered into a $500 million, three-year bank revolving credit agreement that expires in December 2013.  The credit agreement provides for the funding of loans and the issuance of letters of credit up to an aggregate total of $500 million, which are available for Capital Holdings' general corporate purposes, including to provide back-up liquidity for Capital Holdings' commercial paper program and other short-term-borrowings and to provide additional liquidity in the event of a loss to Capital Holdings' or its subsidiaries' operating facilities.  In order for Capital Holdings to borrow or to have letters of credit issued under the terms of the credit agreement, NextEra Energy (which, pursuant to a 1998 guarantee agreement, guarantees the payment of Capital Holding's debt obligations under the credit agreement) is required, among other things, to maintain a ratio of funded debt to total capitalization that does not exceed a stated ratio.  The credit agreement also contains default and related acceleration provisions relating to, among other things, failure of NextEra Energy to maintain a ratio of funded debt to total capitalization at or below the specified ratio.

(b)
On December 10, 2010, an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NextEra Energy Resources) (the borrower), entered into a Canadian $150 million, variable rate, three-year bank revolving credit agreement that expires in December 2013.  NextEra Energy Resources is an indirect wholly-owned subsidiary of NextEra Energy.  The revolving credit term can be extended for up to one additional year with the lender’s consent, and subject to satisfying certain preconditions, the borrower has the option at the end of the revolving credit term to convert any outstanding borrowings into a one-year term loan.  Borrowings under the credit agreement can be used for the borrower’s general corporate purposes, including the purchase, development, construction, and/or operation of Canadian electricity generating assets, including the repayment of debt assumed in connection with the purchase of such assets.  All borrowings under the credit agreement are guaranteed by Capital Holdings, which payment obligations are in turn guaranteed by NextEra Energy pursuant to a 1998 guarantee agreement with Capital Holdings.  On December 15, 2010, Canadian $82 million (approximately US $82 million) was borrowed under the credit agreement.  In order for the borrower to borrow under the terms of the credit agreement, NextEra Energy is required, among other things, to maintain a ratio of funded debt to total capitalization that does not exceed a stated ratio.  The credit agreement also contains default and related acceleration provisions relating to failure to make required payments, the failure of NextEra Energy to maintain a ratio of funded debt to total capitalization at or below the specified ratio, and certain events in bankruptcy, insolvency or reorganization relating to the borrower, Capital Holdings or NextEra Energy, as well as other covenants applicable to the borrower, Capital Holdings and NextEra Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  December 16, 2010

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer